UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)
32224
(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Landstar System, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 29, 2010. A total of 47,043,436 shares or 94% of the common stock issued and outstanding as of the record date was represented in person or by proxy. The matters voted upon at the meeting included (i) the election of two Class II directors whose terms will expire at the 2013 Annual Meeting of Stockholders, and (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010.
(1) Election of Directors. At the meeting, the Stockholders elected William S. Elston and Diana M. Murphy to serve as Class II directors, whose terms will expire at the 2013 Annual Meeting of Stockholders. The votes cast with respect to each director are as follows:

Director	Votes For	Withheld	Broker Non-Votes
William S. Elston	43,504,369	506,261	3,032,806
Diana M. Murphy	43,497,079	513,551	3,032,806
(2) Ratification of Appointment of KPMG LLP. At the meeting, the Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010. This proposal received 46,478,959 affirmative votes and 555,822 negative votes. There were 8,655 abstentions with respect to this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: May 4, 2010	/s/ James B. Gattoni
James B. Gattoni
Vice President and Chief Financial Officer